Exhibit 4.8

THE SECURITIES REPRESENTED BY AND UNDERLYING THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

“FIRST WARRANT”

STOCK PURCHASE WARRANT

To Purchase Shares of Series C2 Preferred Stock of

NeurogesX, Inc.

WHEREAS, This Warrant is being delivered as one of the “First Warrants” as such term is defined in the Series C2 Preferred Stock Purchase Agreement, dated as of                     , 2005 (the “SPA”).

WHEREAS, All terms undefined herein shall have the meaning for such terms as set forth in the SPA.

THIS CERTIFIES that, for value received, «Name» or its registered assigns (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to the Termination Date (as defined below), but not thereafter, to subscribe for and purchase, from NeurogesX, Inc., a California corporation (the “Company”), up to an aggregate number of shares of Series C2 Preferred Stock of the Company (the “Shares”) equal to one-half of the number of Initial Closing Shares, First Mandatory Closing Shares, Second Mandatory Closing Shares and Milestone Closing Shares purchased by the Holder (or the original holder of this First Warrant) at a price per Share of $0.75 (the “Exercise Price”). Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number of securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The term “Termination Date” shall mean March 31, 2007.

1. Title to Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable in accordance with the terms of this Warrant upon delivery of this Warrant by the holder hereof together with the Assignment Form annexed hereto as Attachment C properly endorsed to the office or agency of the Company, referred to in Sections 2 and 3 hereof.

2. Exercise of Warrant.

(a) Subject to Section 10 hereof, the purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on the Termination Date by the delivery of this Warrant and the Notice of Exercise form annexed hereto as Attachment A duly executed to the office of the Company in San Carlos, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the Shares thereby purchased (by (i) cash, (ii) by check or bank draft payable to the order of the Company, (iii) by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the aggregate purchase price of the Shares thereby purchased, or (iv) any combination of the foregoing); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares at the close of business on the date on which this Warrant shall have been exercised as aforesaid.

(b) If this Warrant is exercised in part, the holder of this Warrant shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Shares in respect of which this Warrant shall not have been exercised.

3. Right to Convert Warrant. The registered holder hereof shall have the right to convert this Warrant, without the payment of any consideration in addition to the consideration provided for in this Section 3, by the delivery of this Warrant and the Notice of Conversion form annexed hereto as Attachment B duly executed to the office of the Company in San Carlos, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), in whole or in part, at any time before the close of business on the Termination Date, into the Shares as provided for in this Section 3. Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of Shares determined in accordance with the following formula:

X=	Y(A-B)
A

Where:

A	=	the Fair Market Value (as defined below) of one (1) Share as of the date a conversion of this Warrant is made.

B	=	the Exercise Price for one (1) Share under this Warrant in effect as of the time of such conversion.

X	=	the number of Shares issuable to the holder pursuant to this Section 3.

Y	=	the number of Shares covered by this Warrant that the holder of this warrant elects to convert pursuant to this Section 3.

“Fair Market Value” of a Share shall mean:

(a) if the conversion right is being exercised contemporaneously with occurrence of the Company’s initial public offering, the product of (i) initial public offering price per share (before deducting underwriting commissions and discounts and offering expenses) and (ii) the number of shares of Common Stock issuable upon conversion of one (1) Share issuable upon exercise of this Warrant;

(b) if the conversion right is being exercised at a time where there exists a public market for the Company’s Common Stock at the time of such exercise, the product of (i) the average of the closing price quoted on the exchange on which the Common Stock is listed as published in the Wall Street Journal for the five (5) trading days prior to the date of determination of Fair Market Value and (ii) the number of shares of Common Stock that would have been issued with respect to such Share had such Share been converted into shares of Common Stock as of the consummation of the initial public offering (as equitably adjusted for all stock splits, recapitalizations and the like after the date of conversion).

(c) in all other cases, the fair value as determined in good faith by the Company’s Board of Directors.

Upon conversion of this Warrant in full, the registered holder hereof shall be entitled to receive a certificate for the number of Shares determined in accordance with this Section 3. Upon conversion of this Warrant in part, the registered holder hereof shall be entitled to receive a certificate for the number of Shares determined in accordance with this Section 3, and a new warrant, which shall be dated as of the date of this Warrant, covering the number of Shares remaining under this Warrant after a conversion pursuant to this Section 3.

4. Issuance of Stock; No Fractional Shares or Scrip. Certificates for the stock purchased hereunder or issuable upon conversion hereof shall be delivered to the holder hereof promptly after the date on which this Warrant shall have been exercised or converted as aforesaid. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company agrees that, if at the time of the surrender of this Warrant and exercise of the rights represented hereby, the holder hereof shall be entitled to exercise such rights, the Shares so issued shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted as aforesaid. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company may in its sole discretion, either (i) round down to the nearest whole share and pay the cash value of any such fractional share or (ii) round up to the nearest whole share.

5. Charges, Taxes and Expenses. Issuance of certificates for the Shares upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.

7. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

10. Acquisition and Dilution.

(a) Merger, Sale of Assets, etc.

(i) “Acquisition.” For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company (including a sale of all or substantially all of the intellectual property of the Company), or any reorganization, consolidation, acquisition or merger of the Company where the holders of the Company’s securities before the transaction own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

(ii) If at any time after the date hereof the Company proposes to consummate an Acquisition in which the shareholders of the Company shall receive cash or publicly traded securities in exchange for their shares of stock in the Company pursuant to such transaction, then the Company shall give the holder of this Warrant written notice (the “Merger Notice”) of such impending transaction not later than fifteen (15) days prior to the shareholders’ meeting called to approve such transaction, or fifteen (15) days prior to the closing of such transaction, whichever is earlier, and shall also notify the holder of this Warrant of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give the holder of this Warrant prompt notice of any material changes. To the extent this Warrant has not been exercised or converted in full by the closing of such transaction then this Warrant shall automatically be terminated upon the closing of such transaction. In such event, the holder may provide an exercise notice hereunder that is contingent upon consummation of any such Acquisition.

(iii) If either (x) this Warrant is not terminated in an Acquisition pursuant to the provisions of Section 10(a)(ii), (a “Non-Terminating Acquisition”) or (y) upon any reorganization, consolidation, acquisition or merger of the Company where the holders of the Company’s securities before the transaction own at least 50% of the outstanding voting securities of the surviving entity after the transaction (a “Non Qualifying Acquisition”), then, as a condition of such Non- Terminating Acquisition or Non-Qualifying Acquisition, as applicable, lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock or Common Stock, as applicable, of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock or Common Stock, as applicable, equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant. In the event of any Non- Terminating Acquisition or Non-Qualifying Acquisition, as applicable,, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

(b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of security or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Company shall subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional shares of its Series C2 Preferred Stock in payment of a stock dividend on the Shares, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

(c) Conversion of Stock. In case all the authorized Shares are converted into other securities or property, or the Shares otherwise ceases to exist, then, in such case, the Holder, upon exercise of this First Warrant at any time after the date on which the Shares is so converted or ceases to exist (the “Conversion Date”), shall receive, in lieu of the number of Shares that would have been issuable upon such exercise immediately prior to the Conversion Date (the “Former Number of Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the Conversion Date if the Holder had exercised this First Warrant with respect to the Former Number of Shares immediately prior to the Conversion Date (all subject to further adjustment as provided in this First Warrant).

(d) Cash Distributions. No adjustment on account of cash dividends on the Shares issuable upon the exercise of this Warrant will be made to the purchase price or the number of Shares under this Warrant.

(e) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Preferred Stock and Common Stock a sufficient number of shares to provide, respectively, for the exercise or conversion of this Warrant in full, and the conversion into shares of Common Stock of all Shares receivable upon such exercise or conversion. The Company further covenants that such shares as may be issued pursuant to such exercise or conversion will, upon issuance after the exercise or conversion in accordance with the terms of Section 2 or 3 above, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, but only to the extent that the Company is required to pay such taxes, liens and charges pursuant to the terms of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant.

(f) Conversion Price Adjustments. The rate at which the Shares are convertible into shares of Common Stock of the Company is subject to adjustment as set forth in the Company’s articles of incorporation, as amended from time to time. Any adjustment to the conversion rate of the Shares issuable upon the exercise of this Warrant effected prior to any exercise or conversion of this Warrant shall apply to any Shares thereafter issued pursuant to the terms hereof.

(g) Certificate of Adjustment. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly deliver to the holder of the Warrant a certificate of the President of the Company setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(h) No Impairment. The Company will not, by amendment of its articles of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights and obligations that the holder of this Warrant possesses pursuant to this Warrant.

11. Restrictions on Transferability of Securities.

(a) Restrictions on Transferability. This Warrant, the Shares issuable upon exercise of this Warrant, and the shares of Common Stock issuable upon conversion of the Shares

(collectively the “Securities”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of any of the Securities will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities held by such holder to agree in writing to take and hold such Securities subject to the provisions and upon the conditions specified in this Warrant as if such purchaser, assignee, transferee or pledgee were the Holder hereunder.

(b) Restrictive Legends. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 11(c) below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

(i) 33 Act Legend.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(ii) Lock-Up Legend.

UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SECURITIES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS.

The Holder and each holder of Securities and each subsequent assignee, transferee or pledgee (hereinafter collectively, including the Holder, referred to as a “Holder”) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in Sections 11 and 14.

(c) Notice of Proposed Transfers. Each Holder of a certificate representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of Sections 11 and 14. Prior to any proposed sale, assignment, transfer or pledge (a “Transfer”) of any Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Securities by a Holder to any of its affiliates, equityholders, members, retired members, partners, or retired partners, or to the estate of any of its equityholders, members, retired members, partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company (as determined in good faith by the Company’s Board of Directors), subject to compliance with applicable securities laws or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give prior written notice to the Company of such Holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder’s expense, by either (i) an opinion of counsel (who shall, and whose opinion shall be, addressed to the Company and reasonably satisfactory to the Company) to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear (except if such transfer is made pursuant to Rule 144, in which case the legend set forth in Section 11(b)(i) shall not be required) the restrictive legends set forth in Section 11(b) above, except that each such certificate shall not bear the legend set forth in Section 11(b)(i) if in the opinion of counsel for such Holder and in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, upon exercise of this First Warrant, in the event that the Holder is a party to, and or subject to the provisions of, that certain Third Amended and Restated Investors’ Rights Agreement dated as of the original date of issuance of this First Warrant, as the same may be amended from time to time, then (x) the provisions of this Section 11(c) shall be inapplicable to the Transfer of any of the Shares issuable upon exercise or conversion of this First Warrant and (y) the terms and conditions of Section 3.9 of the SPA shall apply to the Transfer of any of the Shares issuable upon exercise or conversion of this First Warrant as though the Holder were an Investor (as defined therein).

(d) Removal of Restrictions on Transfer of Securities. The legend referred to in Section 11(b)(i) hereof stamped on a certificate evidencing the Securities and the stock transfer instructions and record notations with respect to the Securities shall be removed, and the Company shall issue a certificate without such legend to the Holder of the Securities, if the Securities are registered under the Securities Act, or if such Holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such Holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company, that such security can be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) under the Securities Act. After the expiration of the Lock-Up Period (as defined in Section 14 below), and upon request of the Holder, the legend referred to in Section 11(b)(ii) hereof stamped on a certificate evidencing the Securities and the stock transfer instructions and record notations with respect to the Securities shall be removed, and the Company shall issue a certificate without such legend to the Holder of the Securities.

12. Investment Representations of the Holder. With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:

(a) Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(b) Investment. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

(c) Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. The Holder is aware of the provisions of Rules 144 and 144A promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

(d) No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

(e) Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to the Holder’s satisfaction.

13. Notices. If at any time prior to the exercise or conversion of this Warrant in full the Company takes a record of the holders of the Company’s stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company will give to the holder of this Warrant, at least thirty (30) days prior to the date specified therein, written notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

14. Lock-Up Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, no Holder shall sell (including, without limitation, any short sale) or otherwise transfer or dispose of any Common Stock and options (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock-Up Period”), provided that: (i) such one hundred eighty (180) day “market stand-off” agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and (ii) all Holders, as such term is defined in the Third Amended and Restated Holders’ Rights Agreement, dated as of October __, 2005, as the same may be amended and/or restated from time to time, and officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to Securities of a Holder to enforce the provisions of this Section 14.

15. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be governed in all respects by the laws of the State of California.

(b) Waivers and Amendments. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than a majority of the Common Stock issued or issuable upon conversion of the Series C2 Preferred Stock issued pursuant to the SPA and the Warrants, provided that no amendment or waiver which, by its express terms, affects the express rights or obligations hereunder of the Holder differently than the express rights or obligations of the First Warrants held by all Holders shall be binding as to the Holder unless the Holder consents in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities issued under this Warrant at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company. The Holder acknowledges that by the operation of this Section (and subject to the limitations set forth herein) hereof the holders of more than a majority of the Common Stock issued or issuable upon conversion of the Series C2 Preferred Stock issued pursuant to the SPA and the Warrants will have the right and power to diminish or eliminate all rights of the Holder under this Warrant.

(c) Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office (by first class mail, postage prepaid) addressed as follows: (i) if to the Company, at the address of its principal office in the State of California, or at such other address as the Company shall have furnished Holder in writing, and (ii) if to the Holder, to the address set forth for such Holder on Exhibit A to the SPA, or such other address as the Holder shall have furnished the Company in writing.

(d) Survival. The provisions of Sections 11 and 14 hereof shall survive the exercise or conversion of this Warrant and shall remain in effect until such time as the Holder or any Holder no longer holds Securities.

(e) Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the covenants and agreements of the Company shall inure to the benefit of successors and assigns of the holder hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:                     , 2005

NEUROGESX, INC.

Name:
By:
Title:

Agreed and Accepted:

HOLDER:

Name:	«Name»
By:
Title:

ATTACHMENT A

NOTICE OF EXERCISE

To: NeurogesX, Inc.

(1) The undersigned hereby elects to purchase                      shares of [Series C2 Preferred Stock] of NeurogesX, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full for such shares, together with all applicable transfer taxes, if any.

(2) Please issue a certificate of certificates representing said shares of [Series C2 Preferred Stock] in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that the aforesaid shares of [Series C2 Preferred Stock] are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

ATTACHMENT B

NOTICE OF CONVERSION

To: NeurogesX, Inc.

(1) The undersigned hereby elects to convert                      shares of the attached Warrant into such number of shares of [Series C2 Preferred Stock] of NeurogesX, Inc. as is determined pursuant to Section 3 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

(2) Please issue a certificate or certificates representing said shares of NeurogesX, Inc. [Series C2 Preferred Stock] in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that the aforesaid shares of NeurogesX, Inc. [Series C2 Preferred Stock] are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

ATTACHMENT C

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is
(Please Print)

Dated:                     , 20

Transferring Holder’s Signature:

Transferring Holder’s Address:

Signed in the presence of:

NOTE: The signature to this Assignment Form set forth above must correspond with the name of the Holder as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

In connection with the transfer of the Warrant (or a portion thereof) to the undersigned, the undersigned hereby agrees to be bound by and comply with all of the provisions and obligations applicable to the Holder contained in the Warrant and to execute any further documentation necessary to carry out the intent of the foregoing agreement to be bound.

Transferee Holder’s Signature:

Transferee Holder’s Name (printed):

Transferee Holder’s Address: